Exhibit 3.37

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “REYNOLDS CONSUMER PRODUCTS INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF JANUARY, A.D. 2008, AT 7:18 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “REYNOLDS ALUMINUM INC.” TO “REYNOLDS FOIL INC.”, FILED THE EIGHTEENTH DAY OF JANUARY, A.D. 2008, AT 12:26 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF FEBRUARY, A.D. 2008, AT 12:15 O’CLOCK P.M.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTH DAY OF FEBRUARY, A.D. 2009, AT 1:11 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “REYNOLDS FOIL INC.” TO “REYNOLDS CONSUMER PRODUCTS INC.”, FILED THE SECOND DAY OF DECEMBER, A.D. 2011, AT 1:25 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRD DAY OF JANUARY, A.D. 2012.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9271146

DATE: 01-04-12

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “REYNOLDS CONSUMER PRODUCTS INC.”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9271146

DATE: 01-04-12

State of Delaware Secretary of State Division of Corporations Delivered 07:54 PM 01/11/2008 FILED 07:18 PM 01/11/2008 SRV 080038136 - 4485666 FILE
CERTIFICATE OF INCORPORATION
OF
REYNOLDS ALUMINUM INC.
          FIRST: The name of the Corporation is Reynolds Aluminum Inc.
          SECOND: The Corporation’s registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, par value $0.01 per share.
          FIFTH: The name and mailing address of the incorporator is as follows:
Leonora R. Gogolak
c/o Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
          SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
     (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.
     (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.
     (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.
     (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the

Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.
     (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.
          SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.
          IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of January, 2008.

/s/ Leonora R. Gogolak
Leonora R. Gogolak

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State of Delaware Secretary of State Division of Corporations Delivered 12:26 PM 01/18/2008 FILED 12:26 PM 01/18/2008 SRV 080060875 - 4485666 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
Reynolds Aluminum Inc.
Pursuant to Section 241 of the General
Corporation Law of the State of Delaware
     Reynolds Aluminum Inc., a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”) hereby certifies as follows:
          1. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
     “FIRST: The name of the Corporation is Reynolds Foil Inc.”
          2. The Corporation has not received any payment for any of its stock and has not yet elected any directors to its Board of Directors.
          3. The amendment set forth was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 241 of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand, this 18th day of January, 2008.

/s/ Leonora Gogolak
Leonora Gogolak
Name of Sole Incorporator

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State of Delaware Secretary of State Division of Corporations Delivered 12:25 PM 02/15/2008 FILED 12:15 PM 02/15/2008 SRV 080167401 - 4485666 FILE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
REYNOLDS FOIL INC.
     Reynolds Foil Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The name of the corporation is Reynolds Foil Inc. The date of filing of its Certificate of Incorporation with the Secretary of State was January 11, 2008.
     1. The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:
     FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 10,000 shares, consisting of 10,000 shares of Common Stock, par value $.01 per share.
     2. The amendment to the Certificate of Incorporation of the Corporation set forth in the preceding paragraphs has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval; and the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption of such amendment.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate on the 15th day of February, 2008.

Reynolds Foil Inc.
By:	/s/ Helen D. Golding
	Name:	Helen D. Golding
	Title:	Vice President and Secretary

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State of Delaware Secretary of State Division of Corporations Delivered 01:45 PM 02/05/2009 FILED 01:11 PM 02/05/2009 SRV 090106564 - 4485666 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Reynolds Foil Inc.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on 2/3/09

/s/ Lawrence M. Tuskey
Lawrence M. Tuskey, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:29 PM 12/02/2011 FILED 01:25 PM 12/02/2011 SRV 111250421 - 4485666 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of Reynolds Foil Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “One” so that, as amended, said Article shall be and read as follows:

The name of the corporation is Reynolds Consumer Products Inc. This name change will be effective January 3, 2012.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware,
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 1st day of December, 2011.

By:	/s/ Lawrence M. Tuskey
Authorized Officer
Title:	Secretary
Name:	Lawrence M. Tuskey
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